UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549

                                 FORM 8-K



                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported):      May 26, 2000
                                                         --------------


                            SFAC New Holdings, Inc.
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          (Exact name of registrant as specified in its charter)



State of Delaware                    33-383149                       52-2173534
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(State or other jurisdiction      (Commission  File No.)      (I.R.S. Employer
 of incorporation or organization)                          Identification No.)


       520 Lake Cook Road, Suite 550, Deerfield, IL            60015
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    (Address    of    principal    executive    offices)      (Zip Code)


  Registrant's telephone number, including area code      (847) 405-5300
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ITEM 5.    OTHER EVENTS

   As indicated in the Company's Form 10-Q filing for the quarter ended March 31, 2000, the Company has not received payment of the $5 million escrow due on April
   12, 2000 related to the sale of H&M Food Systems
   ("H&M"). The Buyer of H&M (the "Buyer") has submitted a claim seeking payment of the escrow plus approximately
   $20 million.  The matter is not currently in litigation.

   The Buyer is currently in the process of providing information to the Company to support its extraordinary claim. Based on the information that the Company has received to date, the Company believes that the Buyer's claim is frivolous and entirely without merit. The
   Company intends to vigorously pursue payment of any and all escrow amounts to which it is entitled.





                          SIGNATURES

   Pursuant to requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                   SFAC NEW HOLDINGS, INC
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                         (Registrant)



Date:      May 26, 2000                  By:  /s/ Robert  L. Fishbune
                                              -----------------------
                                              Robert L. Fishbune
                                                 Vice  President and Chief
                                                 Financial Officer